                                                                    EXHIBIT 20.1


                        MONTHLY SERVICER'S CERTIFICATE
                             FIRST USA BANK, N.A.
                      FIRST NBC CREDIT CARD MASTER TRUST
                                 SERIES 1997-1

                 FOR THE FEBRUARY 10, 1999 DETERMINATION DATE
                          FOR THE 18TH MONTHLY PERIOD

The undersigned, a duly authorized representative of First USA Bank, N.A., (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

     1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

     2  First USA Bank, N.A. is Servicer under the Pooling and Servicing
        Agreement.

     3  The undersigned is a Servicing Officer.

     4 The date of this Certificate is February 10, 1999, which is a Determination Date under the Pooling and Servicing Agreement.

     5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $128,195,365

        (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of Finance Charge Receivables $14,188,907

        (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal Receivables was $114,006,458

     6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $935,323,505

     7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

     8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

        None.

     9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $217,610,801

    10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

11   Monthly Period Trust Activity

(a)     Trust Activity                                                  Total Trust
     ==============================================                 ====================
        Beginning Aggregate Principal Receivables                            934,221,954
        Beginning Excess Funding Account Balance                                       0
        Beginning Total Principal Balance                                    934,221,954
        Collections of Finance Charge Receivables                             14,188,907
        Discount Percentage                                                            0
        Discount Option Receivables Collections                                        0
        Net Recoveries                                                                 0
        Total  Collections of Finance Charge Receivables                      14,188,907
        Total Collections of Principal Receivables                           114,006,458
        Net Default Amount                                                     3,568,537
        Minimum Aggregate Principal Receivables Balance                      700,000,000
        Ending Aggregate Principal Receivables                               917,610,801
        Ending Excess Funding Account Balance                                          0
        Ending Total Principal Balance                                       917,610,801

(b)     Series Allocations                                               Series 1997-1     Series 1998-1        All Series
     ==============================================                 ==========================================================
        Group Number                                                                   1                2
        Investor Interest                                                    300,000,000      400,000,000          700,000,000
        Adjusted Investor Interest                                           300,000,000      400,000,000          700,000,000
        Principal Funding Account Balance                                              0                0                    0
        Minimum Transferor Interest                                                                                 64,232,756

(c)     Group I Allocations                                              Series 1997-1      Total Group I
     ==============================================                 ========================================
        Investor Finance Charge Collections                                    4,556,382        4,556,382

        Investor Monthly Interest                                              1,538,129        1,538,129
        Investor Monthly Fees (Servicing Fee)                                    375,000          375,000
        Investor Default Amounts                                               1,145,939        1,145,939
        Investor Additional Amounts                                                    0                0
        Total                                                                  3,059,068        3,059,068

        Reallocated Investor Finance Charge Collections                        4,556,382        4,556,382
        Available Excess                                                       1,497,314        1,497,314

12  Series 1997-1 Certificates

                                                                        Series 1997-1         All Other        Transferor's
(a)     Investor/Transferor Allocations                    Trust           Interest            Series            Interest
     =========================================================================================================================
        Beginning Investor/Transferor Amounts             934,221,954         300,000,000      400,000,000        234,221,954
        Beginning Adjusted Investor Interest              934,221,954         300,000,000      400,000,000
        Floating Investor Percentage                        100.00000%          32.112283%       42.816378%
        Fixed Investor Percentage                             0.00000%            0.00000%         0.00000%
        Collections of Finance Chg. Receivables            14,188,907           4,556,382        6,075,176
        Collections of Principal Receivables              114,006,458          36,610,077       48,813,436
        Net Default Amount                                  3,568,537           1,145,939        1,527,918

        Ending Investor/Transferor Amounts                917,610,801         300,000,000      400,000,000        217,610,801

Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)

                                                                                             Collateral
(b)     Monthly Period Funding Requirements               Class A           Class B           Interest             Total
       =========================================================================================================================
        Principal Funding Account                                   0                   0                0                    0
        Principal Funding Investment Proceeds                       0                   0                0                    0
        Withdrawal from Reserve Account                             0                   0                0                    0
        Available Reserve Account Amount                            0                   0                0                    0
        Required Reserve Account Amount                             0                   0                0                    0

        Coupon                                                6.15000%            6.35000%         5.60000%             6.12825%
        Floating Investor Percentage                         27.77713%            2.24786%         2.08730%            32.11228%
        Fixed Investor Percentage                                   0                   0                0                    0
        Investor Monthly Interest                           1,329,938             111,125           97,067            1,538,129
        Overdue Monthly Interest                                    0                   0                0                    0
        Additional Interest                                         0                   0                0                    0
                Total Interest Due                          1,329,938             111,125           97,067            1,538,129
        Investor Default Amounts                              991,237              80,216           74,486            1,145,939
        Investor Monthly Fees                                 324,375              26,250           24,375              375,000
        Investor Additional Amounts                                 0                   0                0                    0
                Total Due                                   2,645,550             217,591          195,928            3,059,068

                                                                                             Collateral
(c)     Certificates - Balances and Distributions         Class A           Class B           Interest             Total
       =========================================================================================================================
        Beginning Investor Interest                       259,500,000          21,000,000       19,500,000          300,000,000
        Monthly Principal-Prin. Funding Account                     0                   0                0                    0
        Principal Payments                                          0                   0                0                    0
        Interest Payments                                   1,329,938             111,125           97,067            1,538,129
        Total Payments                                      1,329,938             111,125           97,067            1,538,129
        Ending Investor Interest                          259,500,000          21,000,000       19,500,000          300,000,000

(d)     Information regarding Payments in respect of the Class A Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                              5.125000
        2.  Amount of Payment in respect of Class A Monthly Interest                                                   5.125000
        3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                  0
        4.  Amount of Payment in respect of Class A Additional Interest                                                       0
        5.  Amount of Payment in respect of Class A Principal                                                                 0

(e)     Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
        1.  Total amount of Class A Investor Charge-Offs                                                                      0
        2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                           0
        3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                                0
        4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
            principal amount                                                                                                  0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class A
            Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
            transactions on such Distribution Date                                                                            0

(f)     Information regarding Payments in respect of the Class B Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                              5.291667
        2.  Amount of Payment in respect of Class B Monthly Interest                                                   5.291667
        3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                  0
        4.  Amount of Payment in respect of Class B Additional Interest                                                       0
        5.  Amount of Payment in respect of Class B Principal                                                                 0

Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

(g)  Amount of  reductions in Class B Investor  Interest  pursuant to clauses
     (c), (d) and (e) of the definition of Class B Investor Interest
     1.   Amount of reductions in Class B Investor Interest                                                        0
     2.   Amount of reductions in Class B Investor Interest per $1,000 original certificate
          principal amount                                                                                         0
     3.   Total amount reimbursed in respect of reductions of Class B Investor Interest                            0
     4.   Amount reimbursed in respect of reductions of Class B Investor Interest per
          $1,000 original certificate principal amount                                                             0
     5.   The amount, if any, by which the outstanding Principal Balance of the Class B
          Certificates exceeds the Class B Investor Interest after giving effect to all
          transactions on such Distribution Date                                                                   0

(h)  Information regarding Distribution in respect of the Collateral Interest
     1.   Total distribution                                                                                4.977778
     2.   Amount of distribution in respect of Collateral Monthly Interest                                  4.977778
     3.   Amount of distribution in respect of Collateral Overdue Interest                                         0
     4.   Amount of distribution in respect of Collateral Monthly Principal                                        0

(i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d)
     and (e) of the definition of Collateral Interest
     1.   Amount of reductions in Collateral Interest                                                              0
     2.   Total amount reimbursed in respect of reductions of Collateral Interest                                  0

(j)  Application of Reallocated Investor Finance Charge Collections
     1.   Class A Available Funds                                                                          3,941,271

          a.   Class A Monthly Interest                                                                    1,329,938
          b.   Class A Overdue Monthly Interest                                                                    0
          c.   Class A Additional Interest                                                                         0
          d.   Class A Servicing Fee                                                                         324,375
          e.   Class A Investor Default Amount                                                               991,237

          f.   Excess Spread                                                                               1,295,721

     2.   Class B Available Funds                                                                            318,947

          a.   Class B Monthly Interest                                                                      111,125
          b.   Class B Overdue Monthly Interest                                                                    0
          c.   Class B Additional Interest                                                                         0
          d.   Class B Servicing Fee                                                                          26,250

          e.   Excess Spread                                                                                 181,572

     3.   Collateral Holder Available Funds                                                                  296,165

          a.   Excess Spread                                                                                 296,165

     4.   Total Excess Spread                                                                              1,773,458

Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)

(k)  Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
     1.   Beginning Excess Spread                                                                                  1,773,458
     2.   Excess Finance Charge Collections                                                                                0
     3.   Applied to fund Class A Required Amount                                                                          0
     4.   Unreimbursed Class A Investor Charge-Offs                                                                        0
     5.   Applied to fund Class B Required Amount                                                                     80,216
     6.   Reductions of Class B Investor Interest treated as Available Principal Collections                               0
     7.   Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                               97,067
     8.   Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee              24,375
     9.   Collateral Investor Default Amount treated as Available Principal Collections                               74,486
     10.  Reductions of Collateral Interest treated as Available Principal Collections                                     0
     11.  Deposit to Reserve Account (if required)                                                                         0
     12.  Applied to other amounts owed to Collateral Interest Holder                                                      0
     13.  Balance to constitute Excess Finance Charge Collections for other series                                 1,497,314

13   Trust Performance
(a)  Delinquencies
     1.   30-59 days                                                                                              17,677,669
     2.   60-89 days                                                                                               8,708,658
     3.   90 days and over                                                                                        18,710,673
     4.   Total 30+ days delinquent                                                                               45,097,000

(b)  Base Rate
          a.   Current Monthly Period                                                                                8.15252%
          b.   Prior Monthly Period                                                                                  8.17635%
          c.   Second Prior Monthly Period                                                                           8.14631%
(c)  Three Month Average Base Rate                                                                                   8.15839%

(d)  Portfolio Yield (gross portfolio yield less net defaults)
          a.   Current Monthly Period                                                                               13.64177%
          b.   Prior Monthly Period                                                                                 15.89694%
          c.   Second Prior Monthly Period                                                                          16.73233%
(e)  Three Month Average Portfolio Yield                                                                            15.42368%

(f)  Excess Spread  Percentage
          a.   Current Monthly Period                                                                                5.98926%
          b.   Prior Monthly Period                                                                                  8.22059%
          c.   Second Prior Monthly Period                                                                           8.58602%
(g)  Three Month Average Excess Spread Percentage                                                                    7.59862%

(h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                             13.72215%

(i)  Portfolio Adjusted Yield                                                                                        5.48926%

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of February

                                        First USA Bank, N.A., as Servicer

                                        By: Tracie Klein
                                        -------------------------------------
                                        Name:  Tracie Klein
                                        Title: Vice President